Exhibit 99.1

Empire Global Corp. assumes directorship of Streamlogue Holdings Ltd.

Immediate plan of action to improve business fundamentals and add gaming solutions.

NEW YORK -- Empire Global Corp. (the company) (EMGL.OTCQB), a company focused on the acquisition and development of regulated online gaming operations, announced today that it has assumed the directorship and management of Streamlogue Holdings Ltd. ahead of the proposed closing of the Share Purchase Agreement.

Streamlogue a licensed Malta based online gaming company will now be managed by our CEO, Mr. Ciavarella and director Mr. Radu. The immediate plan of action is to significantly reduce operating overhead through the elimination of redundant expenses, redirect supplier services and fees to focus on revenue producing business fundamentals.


Forward Looking Statements
Information in this news release may contain statements about future expectations or plans of Empire Global Corp. that constitute forward-looking statements for purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995.

Contacts:
Michele Ciavarella, B.Sc.
ceo.emgl@emglcorp.com
1-647-229-0136